Exhibit 99.1

Great Lakes Dredge & Dock Corporation Completes
Merger with Aldabra Acquisition Corporation
Tuesday December 26, 2006

NEW YORK — Aldabra Acquisition Corporation (“Aldabra’) and Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) today announced the completion of the merger of Aldabra Acquisition Corporation (“Aldabra”) and GLDD Acquisitions Corp. (“GLDD”), the parent of the Company, with and into Aldabra Merger Sub, L.L.C., a wholly owned subsidiary of Aldabra, as described in Aldabra’s proxy statement/prospectus dated November 9, 2006.  As a result, Aldabra is no longer a “blank check” company.  Pursuant to the Agreement and Plan of Merger, dated June 20, 2006 (“the Merger Agreement”), Aldabra issued 28,785,678 shares of its common stock to GLDD’s stockholders in the merger.  No Aldabra stockholders exercised their conversion rights at the special meeting of its stockholders held on December 14, 2006.  Pursuant to the Merger Agreement, the holding company merger, as further described in the proxy statement/prospectus, will be completed after the close of trading on December 26, 2006.  The surviving company after the holding company merger will be Great Lakes, which will have 39,985,678 shares of common stock outstanding (subject to certain post closing adjustments), approximately 28% of which are owned by Aldabra’s former stockholders, 67% of which are owned by Madison Dearborn and 5% of which are owned by Great Lakes management.  The funds held in Aldabra’s trust account have been used to pay down Great Lakes’ existing term bank debt by approximately $50 million.

As a result of the Holding Company Merger, former holders of Aldabra common stock will own an identical number of common stock in the Company, Aldabra warrants will be exercisable for shares of the Company’s common stock, and each Aldabra unit will be converted into one share of the Company’s common stock and two warrants to acquire the Company’s common stock.  It is anticipated that the Company will send letters of transmittal to all record holders of Aldabra common stock and units pursuant to which holders must exchange their Aldabra securities for the above mentioned securities.

As previously announced, NASDAQ has approved the listing of Great Lakes’ common stock and warrants for trading on the NASDAQ Global Market. The Company’s common stock and warrants will commence trading at the opening of trading on December 27, 2006 under the following symbols:

— Common stock will trade under “GLDD”

— Warrants will trade under “GLDDW”

Doug Mackie, Chief Executive Officer of Great Lakes commented, “We are extremely excited about the completion of the merger and we look forward to operating and growing Great Lakes as a publicly-traded company.  The transaction substantially de-levered our balance sheet and allows us increased financial flexibility to meet the demands of the current domestic dredging market and to continue to take advantage of opportunities in the foreign dredging market.”

ABOUT GREAT LAKES

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations, averaging 16% of its revenues over the last three years.  Great Lakes is a leader in each of the U.S. markets in which it competes: capital, maintenance and beach nourishment dredging.  Great Lakes also owns an 85% interest in North American Site Developers, Inc., one of the largest U.S. providers of commercial and industrial demolition services. Additionally, the Company owns a 50% interest in a marine sand mining operation in New Jersey which supplies sand and aggregate used for road and building construction.

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Great Lakes has a 116-year history of never failing to complete a marine project and owns the largest and most diverse fleet in the industry, comprising over 180 specialized vessels.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Actual results may differ materially from those contained in the forward-looking statements in this press release. Aldabra and Great Lakes undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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